As filed with the Securities and Exchange Commission on August 29, 1994
                                        Registration No. 33-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       __________________________________

                               BOB EVANS FARMS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                        31-4421866
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

  3776 South High Street, Columbus, Ohio                        43207
 (Address of Principal Executive Offices)                     (Zip Code)


                              Bob Evans Farms, Inc.
                          1994 Long Term Incentive Plan
                            (Full title of the plan)

                                                 Copy to:
G. Robert Lucas II, Esq.                         Daniel E. Evans
Vorys, Sater, Seymour and Pease                    Chairman of the Board
52 East Gay Street                               Bob Evans Farms, Inc.
P.O. Box 1008                                    3776 South High Street
Columbus, Ohio 43216-1008                        Columbus, Ohio 43207
(Name and address of agent for service)

                                (614) 464-5691
         (Telephone number, including area code, of agent for service)

                      _________________________________


                       Calculation of Registration Fee
________________________________________________________________________________________

                                          Proposed          Proposed
Title of                                   maximum           maximum
securities            Amount              offering          aggregate        Amount of
to be                  to be               price             offering      registration
registered          registered           per unit (1)       price (1)           fee


Common Stock,      1,000,000               $20.125          $20,125,000        $6,940
$.01 Par Value

__________________________________________________________________________________________

<FN1> (1)   Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities
      Act of 1933, as amended, and computed on the basis of the average of the high and low sales prices of the Common Stock as reported on the NASDAQ National Market System on
      August 24, 1994.


                               Page 1 of 29 Pages.
     Index Exhibit begins at Page II-11 (Page 12 as sequentially numbered).


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

            The Annual Report on Form 10-K for the fiscal year ended April 29, 1994 of Bob Evans Farms, Inc. (the "Registrant") and all other reports filed with the Securities and Exchange Commission
(the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

            The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 (Registration No. 33-1336) filed with the Commission on November 5, 1985 or contained in any subsequent amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

            Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Compensation Committee or of the Stock Option Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.


Item 4.  Description of Securities.

            Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

            The validity of the issuance of the Common Stock of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. G. Robert Lucas II, a director of the Registrant, is a partner in such firm. As of August 8, 1994, members of Vorys, Sater, Seymour and Pease and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of 13,073.216 shares of Common Stock of the Registrant.


Item 6.  Indemnification of Directors and Officers.

            Article ELEVENTH of the Certificate of Incorporation, as amended, of the Registrant limits the liability of directors to the extent permitted by the General Corporation Law of Delaware.
Article ELEVENTH provides:

            No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, pro-vided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General
            Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.


Section 102(b)(7) of the Delaware General Corporation Law permits the Registrant to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Section 7 of Article VII of the By-Laws of the Registrant provides that the Registrant shall indemnify its officers, direc-tors, employees and agents to the extent permitted by the General Corporation Law of Delaware. Section 145 of the Delaware General Corporation Law governs indemnification by a corporation and provides as follows:

            (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corpora-tion, partnership, joint venture, trust or other enter-prise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon applica-tion that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c)  To the extent that a director, officer,
      employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d)  Any indemnification under subsections (a) and
      (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceed-ing upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsec-tions of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corpora-tion, or is or was serving at the request of the corpora-tion as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate exis-tence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corpora-tion, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such direc-tor, officer, employee, or agent with respect to an employee benefit plan, its participants or benefici-aries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


            Section 2 of the Bob Evans Farms, Inc. 1994 Long Term
Incentive Plan (the "Plan") provides that no member of the Board of Directors of the Registrant or of the committee which administers the Plan shall be liable for any action or determination made in good faith, with respect to the Plan or any award granted under the Plan.

            The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.


Item 7.  Exemption from Registration Claimed.

            Not Applicable.


Item 8.  Exhibits.

            See the Index to Exhibits attached hereto at page II-11.


Item 9.  Undertakings.

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by
                   Section 10(a)(3) of the Securities Act
                   of 1933;

            (ii)   To reflect in the prospectus any facts
                   or events arising after the effective
                   date of the registration statement (or
                   the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration state-ment;

            provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities
            Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
      Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabili-ties (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                     [Signatures begin on following page]


                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 26th day of August, 1994.

                                    BOB EVANS FARMS, INC.
                                    (Registrant)


                                    By: /s/ Daniel E. Evans
                                       Daniel E. Evans, Chairman of the
                                          Board (Principal Executive
                                          Officer)





                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel E. Evans and Donald J. Radkoski, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitu-tion and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                         Date

 /s/ Daniel E. Evans
Daniel E. Evans              Chairman of the Board,           August 26, 1994
                             Chief Executive Officer,
                             Secretary and Director
                             (Principal Executive
                             Officer)


 /s/ Larry C. Corbin
Larry C. Corbin              Director                         August 26, 1994

 /s/ J. Tim Evans
J. Tim Evans                 Director                         August 26, 1994

 /s/ Daniel A. Fronk
Daniel A. Fronk              Director                         August 26, 1994

 /s/ Cheryl L. Krueger
Cheryl L. Krueger            Director                         August 26, 1994

 /s/ G. Robert Lucas II
G. Robert Lucas II           Director                         August 26, 1994

 /s/ Stewart K. Owens
Stewart K. Owens             Director                         August 26, 1994

 /s/ Robert E. H. Rabold
Robert E. H. Rabold          Director                         August 26, 1994

 /s/ Robert S. Wood
Robert S. Wood               Director                         August 26, 1994


 /s/ Donald J. Radkoski
Donald J. Radkoski           Group Vice President -           August 26, 1994
                             Finance Group and
                             Treasurer (Chief
                             Financial Officer and
                             Chief Accounting
                             Officer)




                               INDEX TO EXHIBITS


Exhibit No.        Description                    Page No.


4(a)               Certificate of
                   Incorporation of
                   Registrant (in
                   particular, Articles
                   FOURTH, TENTH, TWELFTH
                   AND THIRTEENTH)              Incorporated herein
                                                by reference to
                                                Registrant's Annual
                                                Report on Form 10-K
                                                for its fiscal year
                                                ended April 24, 1987
                                                (File No. 0-1667)
                                                [Exhibit 3(a)]




4(b)               Certificate of Amendment
                   of Certificate of
                   Incorporation of
                   Registrant dated
                   August 26, 1987              Incorporated herein
                                                by reference to
                                                Registrant's Annual
                                                Report on Form 10-K
                                                for its fiscal year
                                                ended April 28, 1989
                                                (File No. 0-1667)
                                                [Exhibit 3(b)]




4(c)               Certificate of Adoption
                   of Amendment to
                   Certificate of
                   Incorporation of
                   Registrant dated
                   August 9, 1993               Incorporated herein
                                                by reference to
                                                Registrant's Annual
                                                Report on Form 10-K
                                                for its fiscal year
                                                ended April 29, 1994
                                                (File No. 0-1667)
                                                [Exhibit 3(c)]




4(d)               By-Laws of Registrant (in
                   particular, Sections 5
                   and 8 of Article II,
                   Sections 1 and 14 of
                   Article III and Article
                   VIII)                        Incorporated herein
                                                by reference to
                                                Registrant's Annual
                                                Report on Form 10-K
                                                for its fiscal year
                                                ended April 24, 1987
                                                (File No. 0-1667)
                                                [Exhibit 3(b)]



4(e)               Bob Evans Farms, Inc.
                   1994 Long Term Incentive
                   Plan (reflects amendments
                   through August 9, 1994)      Pages 14 through 26




5                  Opinion of Vorys, Sater,
                   Seymour and Pease as to
                   legality                     Pages 27 and 28




23(a)              Consent of Ernst & Young     Page 29



23(b)              Consent of Vorys, Sater,
                   Seymour and Pease            Filed as part of
                                                Exhibit 5



24                 Powers of Attorney           Pages II-9 and II-10
                                                (Pages 10 and 11 as
                                                sequentially
                                                numbered)